Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 12, 2021, with respect to the financial statement of Milan Laser Inc., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Omaha, Nebraska

October 15, 2021